UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2013

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina, 29601

(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 19, 2013, Independence Bancshares, Inc. (the “Company”) filed with the Secretary of State of South Carolina Articles of Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares. A copy of the Articles of Amendment is included as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 5.07

Submission of Matters to a Vote of Security Holders

At the 2013 Annual Meeting of Shareholders held on May 15, 2013, the Company’s shareholders approved, among other things, the frequency of every three years for future advisory votes regarding the compensation of the Company’s named executive officers.  On July 16, 2013, after evaluating the advantages and disadvantages of each of the three alternative frequencies and taking into consideration the results of the shareholder vote at the 2013 Annual Meeting of Shareholders on this matter, the Company’s board of directors determined that it is advisable and in the best interests of the Company and its shareholders to hold an advisory vote every three years regarding the compensation of the Company’s named executive officers.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Item Number	Exhibit
3.1	Articles of Amendment to the Articles of Incorporation of Independence Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

By:	/s/ Martha L. Long
Name:	Martha L. Long
Title:	Principal Financial Officer

Dated: July 22, 2013

INDEX TO EXHIBITS

Item Number	Exhibit
3.1	Articles of Amendment to the Articles of Incorporation of Independence Bancshares, Inc.